Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-262909 on Form S-8 and Registration Statement No. 333-259821 on Form S-1 of our report dated April 1, 2022, relating to the consolidated financial statements of Hillstream BioPharma, Inc. as of and for the years ended December 31, 2021 and 2020, included in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Mayer Hoffman McCann P.C.

Los Angeles, California

April 1, 2022